UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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ACACIA RESEARCH CORPORATION
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EMPOWERING patent OWNERS, REWARDING INVENTION

Acacia Research Comments on Glass Lewis Report That Highlights Concerns with Dissident Nominees and Their Short-Term Financial Engineering Strategy

Independent Report Specifically Calls Out Dissident Nominees for Lack of Direct Industry Experience

Board Agrees With Glass Lewis’ Recommendation That Stockholders Should Not Vote For Clifford Press

Urges Stockholders to Protect the Value of Their Investment by Voting on the WHITE Proxy Card “FOR” Louis Graziadio and Frank “Ted” Walsh Today

Reiterates Willingness to Appoint Alfred Tobia from Sidus Investment Management to the Board if Both of Acacia’s Nominees Are Elected

NEWPORT BEACH, Calif. - May 31, 2018 - The Board of Directors of Acacia Research Corporation (Nasdaq: ACTG), an industry leader in patent licensing and enforcement (“Acacia” or the “Company”), today commented on the May 31, 2018 report issued by Glass, Lewis & Co. (“Glass Lewis”), an independent proxy advisory firm, regarding the Company’s 2018 Annual Meeting of Stockholders to be held on June 14, 2018.

In its report, Glass Lewis stated, among other things: Permission to use quotations neither sought nor obtained.

“As a starting point, a fair review of the promulgated strategy of Sidus and BLR indicates it is relatively light on granular detail….We do not consider this broad strokes framework to be comprehensive or convincing in the context of an industry facing secular headwinds and the prospective need for Acacia to undertake challenging diversification efforts. Further still, we note Acacia asserts Michael Barone -- a managing member of Sidus, alongside Dissident nominee Alfred Tobia -- repeatedly suggested the Company liquidate its interest in Veritone, Inc. in order to fund a share buy-back. This purported strategy errs much closer to shorter-term financial engineering than long-term value creation, in our view.”

Glass Lewis also highlighted its concerns with the dissidents’ nominees:

“Our concerns are also reinforced with reference to the Dissident nominees [Clifford Press and Alfred Tobia], neither of which appear to have direct experience in the patent licensing and litigation sector.” This immediately raises questions as to how these nominees would be expected to identify the ‘risks of the Company's business’ or participate in more detailed discussions around long-term value creation, should the Company continue to maintain material exposure to patent licensing and enforcement.”

Acacia’s Board of Directors agrees with Glass Lewis that electing both Mr. Tobia and Mr. Press to the Acacia Board would give dissidents a "disproportionate degree of representation in the continuing board room.

Accordingly, Acacia is reiterating its willingness to appoint Alfred Tobia from Sidus Investment Management to the Board if both of Acacia’s nominees, Louis Graziadio and Frank (Ted) Walsh, are elected to the Board at the 2018 Annual Meeting. The Board believes that Glass Lewis’ report and its recommendation to vote for only one of the dissidents’ nominees confirms the validity of this compromise proposal and the Board's concerted effort to resolve the proxy contest. By voting on the WHITE card, stockholders will benefit from both the institutional knowledge of Mr. Graziadio and Mr. Walsh AND the representation of Mr. Tobia, who would be appointed immediately after the 2018 Annual Meeting, should he accept such appointment.

Glass Lewis noted that Clifford Press “lacks clear industry experience” and that shareholders should not vote for him. The Acacia Board agrees. Moreover, given Mr. Press’ abrasive style and his history of disruption in boardrooms as a "rental director" for various activists, we believe he will do more harm than good for Acacia stockholders. Mr. Press does not own any Acacia stock, he has no understanding of the Company’s new technology investing strategy, and he has no viable plan to bring value to the Company and its stockholders. In addition, Mr. Press does not have the background or experience to navigate the complexity of the patent enforcement business, which remains a core part of what Acacia does every day.

In contrast, Mr. Graziadio and Mr. Walsh, two critical members of the Acacia Board who have been instrumental in guiding the Company’s new strategy and own a substantial amount of Acacia stock that they acquired in the open market with their personal funds, are vastly better qualified to lead Acacia through its next stage. Mr. Graziadio and Mr. Walsh have decades of experience investing in private companies and have substantial expertise in achieving value maximizing outcomes in the transaction life cycle, from identifying investment opportunities, conducting due diligence on such investments, structuring investment transactions and monitoring such deals and companies, to successfully exiting private investments.

The Acacia Board believes that the continued leadership of Acacia’s highly-qualified nominees, Mr. Graziadio and Mr. Walsh, is crucial to the good work being done to help improve Acacia’s business and create stockholder value. Losing their insights and relationships would be extremely counterproductive to the Company. There can be no question that these two directors are fully committed to the future success of Acacia, fully aligned with other stockholders and fully focused on enhancing value for our stockholders.

The Board urges stockholders to PROTECT THE VALUE OF THEIR INVESTMENT by voting on the WHITE proxy card FOR the Acacia’s Board nominees, Mr. Graziadio and Mr. Walsh, who have the right skillset to position the Company for success and create value for all stockholders. The Board urges stockholders to not be deceived by the hedge fund activists’ misleading campaign and to instead support the early success of Acacia’s new value-enhancing strategy by voting the WHITE proxy card today.

VOTE THE WHITE PROXY CARD TODAY

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ABOUT ACACIA RESEARCH CORPORATION

Founded in 1993, Acacia Research Corporation (NASDAQ: ACTG) is an industry leader in patent licensing and partners with inventors and patent owners to unlock the financial value in their patented inventions. Acacia bridges the gap between invention and application, facilitating efficiency and delivering monetary rewards to the patent owner. Acacia also leverages its patent expertise and background to partner with emerging disruptive technologies such as Artificial Intelligence, Robotics and Blockchain.

Information about Acacia and its subsidiaries is available at www.acaciaresearch.com.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect to the solicitation of proxies from the Company’s stockholders in connection with the Company’s annual meeting of stockholders. The Company has filed with the Securities and Exchange Commission (the “SEC”) and mailed to the Company’s stockholders its definitive proxy statement and WHITE proxy card relating to the annual meeting, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 7, 2018, including all amendments thereto. The definitive proxy statement contains important information about the Company, the annual meeting and related matters. Stockholders may obtain a free copy of the definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING WHITE PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION.

Acacia, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the annual meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the definitive proxy statement, the accompanying WHITE proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies are also available at no charge on the Company’s website at www.acaciaresearch.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such statements, including those related to capital needed for growth and the opportunities for growth, are based upon our current expectations and speak only as of the date hereof. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including the recent economic slowdown affecting technology companies, our ability to successfully identify and acquire new patent assets, our ability to develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments and general economic conditions. Our Annual Report on Form 10-K (including amendments thereto), recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Acacia Research Corporation:
Rob Stewart
(949) 480-8300
rs@acaciares.com

MacKenzie Partners, Inc.:
Lawrence E. Dennedy
(212) 929-5239
ldennedy@mackenziepartners.com

Georgeson LLC:
Christopher G. Dowd
(212) 440-9130
cdowd@georgeson.com

Media Contact:
Nick Lamplough / Mary Aiello
Joele Frank, Wilkinson Brimmer Katcher
(212) 355-4449 / (415) 869-3950